UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

ENGILITY HOLDINGS, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-35487	45-3854852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3750 Centerview Drive Chantilly, Virginia (Address of Principal Executive Offices)	20151 (Zip Code)
(703) 708-1400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

As previously disclosed in the Current Report on Form 8-K of Engility Holdings, Inc. (the “Company”) filed on February 3, 2014 with the U.S. Securities and Exchange Commission (the “SEC”), the Company completed the acquisition of Dynamics Research Corporation (“DRC”) on January 31, 2014, pursuant to a definitive agreement dated December 20, 2013 (the “DRC Acquisition”).
On April 18, 2014, the Company filed a Current Report on Form 8-K/A with the SEC for the purpose of providing the historical financial statements of DRC and the pro forma financial information of the Company required by Item 9.01 of Form 8-K. This Current Report on Form 8-K provides certain additional financial information with respect to the DRC Acquisition so that, among other purposes, such financial information is incorporated by reference into the Company’s registration statements.

Item 9.01.	Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description

23.1	Consent of Grant Thornton LLP, independent certified public accountants to DRC.
99.1	Audited Consolidated Financial Statements of DRC for the year ended December 31, 2013.
99.2	Unaudited Pro Forma Combined Financial Information for the three months ended March 31, 2014 and for the year ended December 31, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: June 4, 2014	By:	/s/ Thomas O. Miiller
	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Grant Thornton, LLP independent certified public accountants to DRC.
99.1	Audited Consolidated Financial Statements of DRC for the year ended December 31, 2013.
99.2	Unaudited Pro Forma Combined Financial Information for the three months ended March 31, 2014 and for the year ended December 31, 2013.